As filed with the Securities and Exchange Commission on October 6, 2006
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
IKON OFFICE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

OHIO	23-0334400
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

70 Valley Stream Parkway
Malvern, Pennsylvania 19355
(Address of Principal Executive Offices) (Zip Code)

IKON OFFICE SOLUTIONS, INC.
RETIREMENT SAVINGS PLAN

Mark A. Hershey
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
(Name and address of agent for service)
(610) 296-8000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of securities	Amount to be	Offering price per	Aggregate offering	Amount of
To be registered	registered	unit*	price*	registration fee

Common stock	4,000,000	$13.195	$52,780,000	$5,647.46
without par value**

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).
**Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate number of shares Common Stock with associated preferred share rights.
***This Registration Statement relates to Registration Statement Number 333-114431 and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

     Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: on April 13, 2004, the Registrant filed a Registration Statement on Form S-8, Registration Statement No. 333-114431, to register an additional 10,000,000 shares of the registrant’s common stock, without par value (the “Common Stock”) issuable under the Registrant’s Retirement Savings Plan (the “Plan”). The contents of Registration Statement Number 333-114431 are incorporated by reference into this Registration Statement. The Registrant is now filing this Registration Statement to register an additional 4,000,000 shares of Common Stock that may be issued under the Plan.
Part II. Information Required in the Registration Statement

Item 8.	Exhibits

	(4.1)	Amended and Restated Rights Agreement dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed as Exhibit 4.1 to IKON Office Solutions, Inc.’s Report on Form 8-K dated June 18, 1997 is incorporated herein by reference.

	(4.2)	Amendment No. 1 dated as of January 27, 2005 to the Amended and Restated Rights Agreement dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed as Exhibit 4 to IKON Office Solutions, Inc.’s Report on Form 8-K dated January 27, 2005 is incorporated herein by reference.

	(5.1)	Opinion of Mark A. Hershey.

	(5.2)	Copy of the Internal Revenue Service Determination Letter that the Plan is qualified under the Internal Revenue Code.

	(23.1)	Consent of PricewaterhouseCoopers LLP.

	(24.1)	Power of Attorney (included on signature page).

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Commonwealth of Pennsylvania, on this 6th day of October 2006.

IKON OFFICE SOLUTIONS, INC.

Date: October 6, 2006	By: /s/ Robert F. Woods

(Robert F. Woods)
	Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert F. Woods and Mark A. Hershey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable IKON Office Solutions, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Espe	Chief Executive Officer, President	October 6, 2006

(Matthew J. Espe)	and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Robert F. Woods	Senior Vice President and	October 6, 2006

(Robert F. Woods)	Chief Financial Officer Principal Financial Officer)

/s/ Theodore E. Strand	Vice President and Controller	October 6, 2006

(Theodore E. Strand)	(Principal Accounting Officer)

/s/ Philip E. Cushing	Director	October 6, 2006

(Philip E. Cushing)

/s/ Thomas R. Gibson	Director	October 6, 2006

(Thomas R. Gibson)

/s/ Richard A. Jalkut	Director	October 6, 2006

(Richard A. Jalkut)

/s/ Arthur E. Johnson	Director	October 6, 2006

(Arthur E. Johnson)

/s/ Kurt M. Landgraf	Director	October 6, 2006

(Kurt M. Landgraf)

/s/ Gerald Luterman	Director	October 6, 2006

(Gerald Luterman)

/s/ William E. McCracken	Director	October 6, 2006

(William E. McCracken)

/s/ William L. Meddaugh	Director	October 6, 2006

(William L. Meddaugh)

/s/ Anthony P. Terracciano	Director	October 6, 2006

(Anthony P. Terracciano)

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 6th day of October 2006.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ Katherine B. Huggins
Katherine B. Huggins
Plan Administrator

INDEX TO EXHIBITS
(4.3)	Amended and Restated Rights Agreement dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed as Exhibit 4.1 to IKON Office Solutions, Inc.’s Report on Form 8-K dated June 18, 1997 is incorporated herein by reference.

(4.4)	Amendment No. 1 dated as of January 27, 2005 to the Amended and Restated Rights Agreement dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed as Exhibit 4 to IKON Office Solutions, Inc.’s Report on Form 8-K dated January 27, 2005 is incorporated herein by reference.

(5.1)	Opinion of Mark A. Hershey.

(5.2)	Copy of the Internal Revenue Service Determination Letter that the Plan is qualified under the Internal Revenue Code.

(23.1)	Consent of PricewaterhouseCoopers LLP.

(24.1)	Power of Attorney (included on signature page).